UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 26, 2012
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 3 page document.

Item 8.01 – Other Events

Wiley Announces Update on Health Condition of President and CEO Steve Smith
John Wiley and Sons, Inc., today announced that its President and Chief Executive Officer, Stephen M. Smith, will undergo further treatment for urological cancer. Following surgery and chemotherapy a year ago Mr. Smith’s doctors have recommended a further course of chemotherapy combined with radiation.

The treatment is planned to be carried out over the next two months, during which time Mr. Smith will continue to handle his day-to-day responsibilities as President and Chief Executive Officer.  Whether in the office or working remotely, Steve will continue to work closely with the leadership team, as well as maintain regular communication with the Executive Committee of the Board of Directors, which includes Eduardo Menasce (Chair, Executive Compensation and Development Committee), Bill Plummer (Member of Audit Committee), Will Pesce (former President & CEO) and Peter Wiley (Chairman of the Board) regarding the progress of his treatment.

“We give Steve our full confidence as he receives further treatment and recovers from his illness,” said Peter Booth Wiley, Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: September 26, 2012